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
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                                           AMERIKING, INC.
                                         CALCULATION OF EPS

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                                                                               Dec. 28, 1999 to       Dec. 29, 1998 to
                                                                               ----------------       ----------------
                                                                                 Sep. 25, 2000          Sep. 27, 1999
                                                                               ----------------       ----------------
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
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                            (4,992,000)               778,000
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                 (462,000)              (435,000)
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     Senior Preferred Stock                                                        (4,438,000)            (3,925,000)
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Amortization of issuance costs                                                        (89,000)               (90,000)
                                                                                   ----------             ----------
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Income (loss) before extraordinary item available to common stockholders           (9,981,000)            (3,672,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                  -                      -
                                                                                   ----------             ----------
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Income (loss) available to common stockholders                                     (9,981,000)            (3,672,000)
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Weighted average number of common shares                                              902,992                902,992
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Dilutive effect of options and warrants                                                     -                      -
                                                                                   ----------             ----------
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Weighted average number of common shares outstanding - basic                          902,992                902,992
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Net income (loss) per common share before extraordinary item - basic                   (11.05)                 (4.07)
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Extraordinary item - basic                                                                  -                      -
                                                                                   ----------             ----------
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Net income (loss) per common share - basic                                             (11.05)                 (4.07)
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Net income (loss) per common share before extraordinary item  diluted                  (11.05)                 (4.07)
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Extraordinary item - diluted                                                                -                      -
                                                                                   ----------             ----------
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Net income (loss) per common share - diluted                                           (11.05)                 (4.07)
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Weighted average number of common shares basic:
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     Original shares                                                                  863,290                863,290
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     Option shares                                                                      9,702                  9,702
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     Warrant shares                                                                         -                      -
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     Common stock units                                                                30,000                 30,000
                                                                                   ----------             ----------
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     Total                                                                            902,992                902,992
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Weighted average number of common shares  diluted
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     Original shares                                                                  863,290                863,290
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     Option shares                                                                      9,702                  9,702
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     Warrant shares                                                                         -                      -
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     Common stock units                                                                30,000                 30,000
                                                                                   ----------             ----------
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     Total                                                                            902,992                902,992
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